UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2024

AppLovin Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-40325	45-3264542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Page Mill Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(800) 839-9646

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00003 per share	APP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Indenture and the Notes

On December 5, 2024, AppLovin Corporation (the “Company”), completed a public offering of $1,000 million aggregate principal amount of 5.125% Senior Notes due 2029 (the “2029 Notes”), $1,000 million aggregate principal amount of 5.375% Senior Notes due 2031 (the “2031 Notes”), $1,000 million aggregate principal amount of 5.500% Senior Notes due 2034 (the “2034 Notes”) and $550 million aggregate principal amount of 5.950% Senior Notes due 2054 (the “2054 Notes” and, collectively with the 2029 Notes, the 2031 Notes and the 2034 Notes, the “Notes”). The Notes were offered and sold pursuant to the Company’s automatically effective shelf registration statement on Form S-3 (No. 333-272328) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on June 1, 2023. The net proceeds from the sale of the Notes were approximately $3,519 million after deducting the underwriters’ discount but before other expenses and will be used to repay in full its senior secured term loan facility due 2028 and its senior secured term loan facility due 2030.

The Notes are governed by the Indenture, dated as of December 5, 2024 (the “Base Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of December 5, 2024, between the Company and the Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Notes will accrue interest from December 5, 2024 and will be payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2025. The 2029 Notes will accrue interest at a rate of 5.125% per annum and will mature on December 1, 2029. The 2031 Notes will accrue interest at a rate of 5.375% per annum and will mature on December 1, 2031. The 2034 Notes will accrue interest at a rate of 5.500% per annum and will mature on December 1, 2034. The 2054 Notes will accrue interest at a rate of 5.950% per annum and will mature on December 1, 2054.

Prior to (i) November 1, 2029 for the 2029 Notes (one month prior to the maturity date for the 2029 Notes), (ii) October 1, 2031 for the 2031 Notes (two months prior to the maturity date for the 2031 Notes), (iii) September 1, 2034 for the 2034 Notes (three months prior to the maturity date for the 2034 Notes) and (iv) June 1, 2054 for the 2054 Notes (six months prior to the maturity date for the 2054 Notes) (each such date, a “par call date”), the Company may redeem the applicable series of Notes at the Company’s option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the redemption date (assuming that such Notes matured on their applicable par call date), on a semi-annual basis (assuming a 360-day year composed of twelve 30-day months) at a rate equal to the Treasury Rate (as defined in the First Supplemental Indenture), plus 15 basis points in the case of the 2029 Notes, 20 basis points in the case of the 2031 Notes, 20 basis points in the case of the 2034 Notes and 25 basis points in the case of the 2054 Notes less (b) interest accrued to the date of redemption; and (2) 100% of the principal amount of the Notes to be redeemed; plus, in either case, accrued and unpaid interest on the applicable Notes to the redemption date. On or after the applicable par call date for each series of Notes, the Company may redeem the Notes of such series in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to the redemption date.

The foregoing description of the Base Indenture, the First Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Base Indenture, the First Supplemental Indenture and the form of global notes representing the 2029 Notes, the 2031 Notes, the 2034 Notes and the 2054 Notes, which are attached hereto as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5 and 4.6, respectively, and are incorporated by reference herein.

In connection with the offering of the Notes, the Company is filing as Exhibit 5.1 hereto an opinion of counsel addressing the validity of the Notes. Such opinion is incorporated by reference into the Registration Statement.

Credit Agreement

On December 5, 2024, the Company entered into an unsecured credit agreement, with JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., BofA Securities, Inc., Citibank, N.A., Goldman Sachs Bank USA and Morgan Stanley Senior Funding, Inc. as joint lead arrangers and joint bookrunners and with certain other financial institutions, as lenders (the “Unsecured Revolving Credit Facility”). The obligations of the Company under the Unsecured Revolving Credit Facility are unsecured and will not be guaranteed by any of our subsidiaries. Aggregate commitments under the Unsecured Revolving Credit Facility total $1,000 million (with a $100 million letter of credit sublimit). The Unsecured Revolving Credit Facility matures on December 5, 2029 (subject to two one-year extensions that may be requested under the terms of the Unsecured Revolving Credit Facility). The Unsecured Revolving Credit Facility also provides for an uncommitted accordion feature that allows the Company to request an increase in commitments under the Unsecured Revolving Credit Facility by up to an additional $1,000 million.

The Company may voluntarily repay outstanding loans under the Unsecured Revolving Credit Facility, subject to prior written notice, minimum amount requirements and customary “breakage” costs. Amounts prepaid under the Unsecured Revolving Credit Facility may subsequently be reborrowed.

Borrowings under the Unsecured Revolving Credit Facility will bear interest, with respect to U.S. Dollar borrowings, based on our election of either (1) a base rate per annum equal to the highest of (i) the prime rate then in effect, (ii) the federal funds rate, plus 0.500% and (iii) the Term SOFR rate for a one-month interest period, plus 1.100%, in each case subject to a 1.000% floor, plus the Applicable Margin or (2) the Term SOFR rate for the applicable interest period plus the Applicable Margin plus 0.100%. The Applicable Margin in connection with base rate borrowings will range, based on the applicable public debt credit rating of the Company, from 0.125% to 1.000%. The Applicable Margin in connection with Term SOFR rate borrowings will range, based on the applicable public debt credit rating of the Company, from 1.125% to 2.000%. The fee for unused commitments under the Unsecured Revolving Credit Facility will range, based on the applicable public debt credit rating of the Company, from 0.100% to 0.325%.

The Unsecured Revolving Credit Facility includes usual and customary provisions for unsecured revolving credit agreements of this type, including covenants limiting, with certain exceptions (1) incurrence of indebtedness by our subsidiaries, (2) liens, (3) fundamental changes and (4) sale and leaseback transactions; provided that the foregoing covenants will allow for subsidiary indebtedness, liens and attributable debt in respect of outstanding sale and leaseback transactions in an aggregate amount of up to the greater of (i) 15% of Consolidated Total Assets and (ii) $1,000 million. In addition, the Unsecured Revolving Credit Facility requires that we maintain a ratio of Consolidated Total Debt (net of up to $1,000 million of Unrestricted cash and Permitted Investments) to Consolidated EBITDA (each as defined in the Unsecured Revolving Credit Facility) not to exceed 3.50 to 1.00 that shall be tested as of the end of any fiscal quarter for the four fiscal quarter period ending on such date, provided that at the option of the Company in connection with an acquisition in which the aggregate cash consideration therefor (including assumed or refinanced debt and deferred purchase price obligations) exceeds $1,500 million, such ratio may be increased to 4.00 to 1.00 for the four fiscal quarter periods ending with the fiscal quarter in which such acquisition occurs and with the three fiscal quarters thereafter.

The foregoing description of the Unsecured Revolving Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Unsecured Revolving Credit Facility, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the Company’s entry into the Unsecured Revolving Credit Facility and concurrently with the sale of the Notes, on December 5, 2024, the Company terminated all outstanding commitments and repaid all outstanding obligations, as applicable, under the Credit Agreement, dated as of August 15, 2018, by and among the Company, as borrower, the other parties thereto from time to time and Bank of America, N.A., as administrative agent and collateral agent (as amended by Amendment No. 1 to the Credit Agreement, dated as of April 23, 2019, Amendment No. 2 to the Credit Agreement, dated as of April 27, 2020, Amendment No. 3 to the Credit Agreement, dated as of May 6, 2020, Amendment No. 4 to the Credit Agreement, dated as of October 27, 2020, Amendment No. 5 to the Credit Agreement, dated as of February 12, 2021, Amendment No. 6 to the Credit Agreement, dated as of October 25, 2021, Amendment No. 7 to the Credit Agreement, dated as of January 3, 2023, Amendment No. 8 to the Credit Agreement, dated as of June 12, 2023, Amendment No. 9 to the Credit Agreement, dated as of August 18, 2023 and Amendment No. 10 to the Credit Agreement, dated as of March 14, 2024) (the “Credit Agreement”).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 under the subheading Credit Agreement above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Exhibit Description

4.1	Indenture, dated December 5, 2024, by and between AppLovin Corporation and Wilmington Trust, National Association, as trustee.

4.2	First Supplemental Indenture, dated as of December 5, 2024, by and between AppLovin Corporation and Wilmington Trust, National Association, as trustee.

4.3	Form of Global Note for 5.125% Senior Notes due 2029 (included as Exhibit A to 4.2).

4.4	Form of Global Note for 5.375% Senior Notes due 2031 (included as Exhibit B to 4.2).

4.5	Form of Global Note for 5.500% Senior Notes due 2034 (included as Exhibit C to 4.2).

4.6	Form of Global Note for 5.950% Senior Notes due 2054 (included as Exhibit D to 4.2).

5.1	Opinion of Proskauer Rose LLP.

10.1	Credit Agreement, dated as of December 5, 2024, by and between AppLovin Corporation, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

23.1	Consent of Proskauer Rose LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLOVIN CORPORATION

Date: December 5, 2024	/s/ Matthew A. Stumpf
Matthew A. Stumpf
Chief Financial Officer